UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2006

ImmunoGen, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 4, 2006, ImmunoGen, Inc. (NASDAQ: IMGN) and Genentech, Inc. entered into an agreement to collaborate to create a commercial manufacturing process for Genentech’s trastuzumab-DM1 Tumor-Activated Prodrug (TAP) compound. Under this agreement, ImmunoGen and Genentech will develop a production method for Genentech to manufacture trastuzumab-DM1 at amounts up to and including commercial scale, and ImmunoGen will receive research support payments in return.

The companies have also amended the May, 2000 exclusive license agreement that grants Genentech rights to use ImmunoGen’s maytansinoid TAP technology with therapeutic antibodies that target HER2. This amendment increases the potential milestone payments to ImmunoGen under this agreement by $6.5 million to $44 million and the potential royalties to ImmunoGen on any HER2-targeting TAP compound that may be developed by Genentech, including trastuzumab-DM1.

A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated May 4, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: May 4, 2006	/s/ Karleen M. Oberton

Karleen M. Oberton
Senior Corporate Controller
(Principal Accounting Officer)

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